SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2003 (December 8, 2003)

AFFYMETRIX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-28218	7-0319159
(Commission File Number)	(IRS Employer Identification No.)

3380 Central Expressway
Santa Clara, California	95051
(Address of Principal Executive Offices)	(Zip Code)

(408) 731-5000
Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On December 8, 2003, Affymetrix, Inc. announced its intention to commence, and on December 10, 2003 announced the pricing of, an offering of $100 million in aggregate principal amount of 0.75% senior convertible notes due 2033 to be issued pursuant to Rule 144A. The company also granted the initial purchasers an option to purchase an aditional $20 million of 0.75% senior convertible notes.

In addition, on December 10, 2003, Affymetrix, Inc. announced that it will redeem its 5% convertible subordinated notes due 2006. For additional information concerning the of 0.75% senior convertible notes offering and the repurchase of the 5% convertible subordinated notes, refer to the exhibit index contained in this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit Number	Description

99.1	Press Release dated December 8, 2003 regarding the offering of Senior Convertible Notes due 2033
99.2	Press Release dated December 10, 2003 regarding the pricing of 0.75% Senior Convertible Notes due 2033
99.3	Press Release dated December 10, 2003 regarding the redemption of 5% Convertible Subordinated Notes due 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

Date: December 10, 2003	By:
/s/ Greg Schiffman
		Name:	Greg Schiffman
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated December 8, 2003 regarding the offering of Senior Convertible Notes due 2033
99.2	Press Release dated December 10, 2003 regarding the pricing of 0.75% Senior Convertible Notes due 2033
99.3	Press Release dated December 10, 2003 regarding the redemption of 5% Convertible Subordinated Notes due 2006